Exhibit 99.2

AMENDMENT NO. 1

TO

SERIES C, D AND J WARRANTS TO PURCHASE

SHARES OF COMMON STOCK OF

ADVANCED GROWING SYSTEMS, INC.

THIS AMENDMENT NO. 1 TO SERIES C, D AND J WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF ADVANCED GROWING SYSTEMS, INC. (this “Amendment”), dated as of May 28, 2008, is made by and between Advanced Growing Systems, Inc., a Nevada corporation (the “Issuer”) and Vision Opportunity Master Fund, Ltd. (the “Holder”).

Preliminary Statement

WHEREAS, the Issuer is the issuer and the Holder is the holder of the Series C, D and J Warrants to initially purchase shares of Common Stock of the Issuer issued on March 9, 2007, April 13, 2007 and September 14, 2007 (collectively, the “Warrants”); and

WHEREAS, the Issuer and the Holder desire to amend certain provisions of the Warrants as described herein.

WHEREAS, the parties hereto also desire and have agreed to amend the Series J Warrants pursuant to this Amendment, such that upon exercise of the Series J Warrants the Holder shall be entitled to purchase shares of the Issuer’s newly issued Series C Convertible Preferred Stock, as authorized by the Certificate of Designation to be filed with the Nevada Secretary of State on or about the date hereof, a form of which is attached as Exhibit A hereto, in lieu of the Common Stock, at an exercise price of $0.375 per preferred share; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Warrants.

2. Amendments to Warrants; Warrant Price. The price specified in the definition of “Warrant Price” in Section 9 of each of the Warrants is hereby deleted in its entirety and the following shall be substituted in lieu thereof for each series of Warrant as listed below:

Warrant Series	Original Warrant Price	Amended Warrant Price
Series C	$1.10	$0.50
Series D	$1.30	$0.60
Series J	$0.80	$0.375

3. Amendment to Series J Warrants. Each of the Series J Warrants is hereby amended so that upon exercise of the Series J Warrants, in lieu of receiving shares of Common Stock at an exercise price per share of $0.80, the Holder shall receive shares of the Issuer’s newly issued Series C Convertible Preferred Stock with a stated value per share of $0.375 and an exercise price per share of $0.375 (the “Series C Preferred Shares”), as authorized by the Certificate of Designation to be filed with the Nevada Secretary of State on or about the date hereof, a form of which is attached as Exhibit A hereto, in an amount equal to one Series C Preferred Share for each share of Common Stock that would otherwise have become exercisable pursuant to the Series J Warrants. The new form of Exercise Notice for the Series C Preferred Shares is attached hereto as Exhibit B.

4. Delivery of Series C Preferred Stock Certificates. Following any exercise by the Holder of the Series J Warrants into Series C Preferred Shares, the Issuer shall promptly prepare and deliver to the Holder certificates representing the Series C Preferred Shares in an amount equal to the number of Series C Preferred Shares so exercised.

5. Board Resolutions. Prior to the signing of this Amendment, the Issuer shall have provided the Holder with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment and the filing of the Certificate of Designation of the Series C Convertible Preferred Stock with the Nevada Secretary of State.

6. Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

7. Entire Agreement. This Amendment and the Warrants constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

8. Amendments. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ADVANCED GROWING SYSTEMS, INC.

By:
Name:
Title:

VISION OPPORTUNITY MASTER FUND, LTD.

By:
Name:
Title:

Exhibit A

Form of Series C Preferred Stock Certificate of Designation

Exhibit B

EXERCISE FORM

SERIES J WARRANT

ADVANCED GROWING SYSTEMS, INC.

The undersigned                             , pursuant to the provisions of the within Warrant, hereby elects to purchase              shares of Series C Preferred Stock.

Dated:	Signature

Address

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

ASSIGNMENT

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers unto                              the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                     , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers unto                              the right to purchase              shares of Series C Preferred Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                             , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-         canceled (or transferred or exchanged) this         day of                     ,         , shares of Series C Preferred issued therefor in the name of                             , Warrant No. W-         issued for              shares of Series C Preferred Stock in the name of                             .